                                                                  Exhibit a.(ii)

                                CIGNA FUNDS GROUP

                                 AMENDMENT NO. 2
                                       TO
               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

      AMENDMENT NO. 2 to Second Amended and Restated Master Trust Agreement of CIGNA Funds Group dated July 28, 1998 (the "Master Trust Agreement"), made this 24th day of April, 2000 by the Trustees hereunder.

                               W I T N E S S E T H

      WHEREAS, the Trustees have the authority, under Article IV, Section 4.1 of the Master Trust Agreement, to establish and designate separate and distinct Sub-Trusts of the Trust:

      WHEREAS, the Trustees desire to redesignate its established Sub-Trusts known as: 1) Balanced Fund, 2) High Grade Fixed Income Fund, 3) Foreign Stock Fund, 4) Large Company Stock Growth Fund, 5) Large Company Stock Value Fund, 6) Large Company Stock Index Fund, 7) Money Market Fund, 8) Small Company Stock Growth Fund, and 9) Small Company Stock Value Fund, and redesignate same as: 1) Charter Balanced Fund, 2) Investment Grade Fixed Income Fund, 3) Charter Foreign Stock Fund, 4) Charter Large Company Stock Growth Fund, 5) Charter Large Company Stock Value Fund, 6) Charter Large Company Stock Index Fund, 7) Charter Money Market Fund, 8) Charter Small Company Stock Growth Fund, and 9) Charter Small Company Stock Value Fund, respectively.

      NOW, THEREFORE, the Trustees hereby delete the initial paragraph of
Article IV, Section 4.2 of the Master Trust Agreement and replace it with the following:

            "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby acknowledge the continued existence of the following Sub-Trusts heretofore established and designated: CIGNA Developed Markets Stock Fund, CIGNA Emerging Markets Stock Fund, CIGNA Global Bond Fund, CIGNA Government Obligations Cash Fund, CIGNA Government Securities Fund, CIGNA High Yield Fund, CIGNA Treasury Obligations Cash Fund, Core Plus Fixed Income Fund, Emerging Markets Debt Fund, and Ultra Core Plus Fixed Income Fund; the Trustees hereby redesignate the established Sub-Trusts known as: 1) Balanced Fund, 2) High Grade Fixed Income Fund, 3) Foreign Stock Fund, 4) Large Company Stock Growth Fund, 5) Large Company Stock Value Fund, 6) Large Company Stock Index Fund, 7) Money Market Fund, 8) Small Company Stock Growth Fund, and 9) Small Company Stock Value Fund, and redesignate same as: 1) Charter Balanced Fund, 2) Investment Grade Fixed Income Fund,
      3) Charter Foreign Stock Fund, 4) Charter Large Company Stock Growth Fund,
      5) Charter Large Company Stock Value Fund, 6) Charter Large Company Stock Index Fund, 7) Charter Money Market Fund, 8) Charter Small Company Stock Growth Fund, and 9) Charter Small Company Stock Value Fund, respectively (the existing and any future

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      Sub-Trusts of the Trust with the term "Charter" in their name, each being known as a "Charter Fund" and collectively as the "Charter Funds"); and the Shares of each such Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

      The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 2 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.

Senior Managing Director
TimesSquare Capital Management, Inc.
S-115
900 Cottage Grove Road
Hartford, CT 06152-2115
                                          --------------------------------------
                                          Richard H. Forde

Chairman of the Board
TimesSquare Capital Management, Inc.
S-211
900 Cottage Grove Road
Hartford, CT 06152-2211
                                          --------------------------------------
                                          Thomas C. Jones

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THE STATE OF CONNECTICUT
HARTFORD COUNTY, TOWN OF BLOOMFIELD

      Then personally appeared the within-named Richard H. Forde, who acknowledged the execution of the foregoing instrument to be his free act and deed, before me, this ___ day of April, 2000.


                              --------------------------------------------------
                              Notary Public

                              [Notarial Seal Graphic Appears Here]


                              My commission expires: ___________________________

THE STATE OF CONNECTICUT
HARTFORD COUNTY, TOWN OF BLOOMFIELD


      Then personally appeared the within-named Thomas C. Jones, who acknowledged the execution of the foregoing instrument to be his free act and deed, before me, this day of April, 2000.


                              --------------------------------------------------
                              Notary Public

                              [Notarial Seal Graphic Appears Here]


                              My commission expires: ___________________________

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150 Theodore Fremd
Apt. A-11
Rye, NY 10580

                                  ----------------------------------------------
                                  Hugh R. Beath


THE STATE OF _____________________________
________ COUNTY, TOWN OF ________________________


      Then personally appeared the within-named Hugh R. Beath, who acknowledged the execution of the foregoing instrument to be his free act and deed, before me, this ____ day of April, 2000.


                              --------------------------------------------------
                              Notary Public

                              [Notarial Seal Graphic Appears Here]


                              My commission expires: ___________________________

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Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, CT 06002

                                ------------------------------------------------
                                Russell H. Jones

THE STATE OF CONNECTICUT
HARTFORD COUNTY, TOWN OF ________________


      Then personally appeared the within-named Russell H. Jones, who acknowledged the execution of the foregoing instrument to be his free act and deed, before me, this ____ day of April, 2000.


                              --------------------------------------------------
                              Notary Public

                              [Notarial Seal Graphic Appears Here]


                              My commission expires: ___________________________

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2205 Boston Road
Unit N-128
Wilbraham, MA 01095-1164

                                ------------------------------------------------
                                Paul J. McDonald


THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, TOWN OF


      Then personally appeared the within-named Paul J. McDonald who acknowledged the execution of the foregoing instrument to be his free act and deed, before me, this ____ day of April, 2000.


                              --------------------------------------------------
                              Notary Public

                              [Notarial Seal Graphic Appears Here]


                              My commission expires: ___________________________